Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS FISCAL 2011

SECOND QUARTER RESULTS

CHICAGO, September 1, 2011. Claire’s Stores, Inc., one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens, and girls ages 3 to 27, today reported its financial results for the fiscal 2011 second quarter, which ended July 30, 2011.

Second Quarter Results

The Company reported net sales of $358.5 million for the fiscal 2011 second quarter, an increase of $24.3 million, or 7.3% compared to the fiscal 2010 second quarter. This increase was attributable to favorable foreign currency translation effect of our foreign locations’ sales, new stores sales, and an increase in shipments to franchisees, partially offset by a decrease in same store sales and the effect of store closures. Net sales would have increased 1.7% excluding the impact from foreign currency rate changes.

Consolidated same store sales decreased 1.4% in the 2011 second quarter, consisting of a 2.0% increase in North America and a 6.5% decrease in Europe. Our consolidated quarter-to-date same store sales are similar to the second quarter 2011 performance and North America remains in the positive low single digits. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates.

Chief Executive Officer Gene Kahn commented, “While we are disappointed with our 1.4% global decline in same store sales, our results were significantly impacted by underperformance in our European Division. We have identified several opportunities for improved results and, while we believe we are well positioned for the balance of the year, consumer spending globally continues to be under pressure and the macro economic environment, especially in Europe, remains uncertain. Our Global team is dedicated and committed to the task at hand and we are confident in their ability to maximize our results and achieve our objectives.”

Gross profit percentage decreased 130 basis points to 51.1% during the fiscal 2011 second quarter compared to 52.4% during the comparable prior year quarter. The decrease in gross profit percentage consisted of a 90 basis point decrease in merchandise margin and a 60 basis point increase in occupancy costs, partially offset by a 20 basis point decrease in buying and buying-related costs. The decrease in merchandise margin resulted primarily from an increase in markdowns and a reduction in inventory shrink benefit partially offset by lower freight expense.

Selling, general and administrative expenses increased $8.5 million, or 7.0%, compared to the fiscal 2010 second quarter. As a percentage of net sales, selling, general and administrative expenses decreased 0.1% compared to the prior year period. Excluding an unfavorable $6.4 million foreign currency exchange effect, the net increase in selling, general and administrative expenses would have been $2.1 million, primarily for new store-related expenses.

Adjusted EBITDA in the fiscal 2011 second quarter was $57.4 million compared to $55.3 million in the fiscal 2010 second quarter. The Company defines Adjusted EBITDA as earnings before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment, depreciation and amortization, excluding the impact of transaction-related costs incurred in connection with its May 2007 acquisition and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments. Net loss for the fiscal 2011 second quarter was $10.1 million. A reconciliation of net loss to Adjusted EBITDA is attached.

At July 30, 2011, cash and cash equivalents were $211.1 million, including restricted cash of $26.7 million. The Company’s Revolving Credit Facility continued to be undrawn following the March 2011 paydown from the proceeds of the Senior Secured Second Lien Notes. In addition, during the fiscal 2011 second quarter, the Company paid $21.5 million to retire $3.0 million of Senior Notes and $19.0 million of Senior Toggle Notes. The fiscal 2011 second quarter cash balance decrease of $35.0 million consisted of the positive impact of $57.4 million of Adjusted EBITDA and reductions for $21.5 million of note repurchases, $12.9 million of seasonal working capital and other uses, $35.2 million of cash interest, $5.9 million of tax payments and $16.9 million of capital expenditures.

Store Count as of:	July 30, 2011	January 29, 2011	July 31, 2010

North America	1,959	1,972	1,984
Europe	1,061	1,009	970

Subtotal Company-Owned	3,020	2,981	2,954

Joint Venture	—	—	207
Franchise and License	387	395	201

Subtotal Non-Owned	387	395	408

Total	3,407	3,376	3,362

Conference Call Information

The Company will host its second quarter conference call on September 1, 2011 at 10:00 a.m. (EDT). The call-in number is 210-839-8081 and the password is “Claires.” A replay will be available through September 16, 2011. The replay number is 402-530-7636 and the password is 85649. The conference call is also being webcast and archived until September 30, 2011 on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or download as an MP3 file.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens and girls ages 3 to 27. The Company operates through its two store concepts: Claire’s® Globally and Icing® in North America. As of July 30, 2011, Claire’s Stores, Inc. operated 3,020 stores in North America and Europe. The Company also franchised or licensed 387 stores in Japan, the Middle East, Turkey, Russia, Greece, Guatemala, Malta, Ukraine and South Africa. More information regarding Claire’s Stores is available on the Company’s corporate website at http://www.clairestores.com.

Forward-looking Statements:

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness; general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic due to high gasoline prices or other general economic conditions; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increases in the cost of our merchandise; significant increases in our merchandise markdowns; inability to grow our store base in Europe or expand our international franchising operations; inability to design and implement new information systems or disruptions in adapting our information systems to allow for e-commerce sales; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our merchandise, particularly regulations relating to the content in our merchandise, general employment laws, including laws relating to overtime pay and employee benefits, health care laws, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed with the SEC on April 21, 2011. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information:

Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.

Contact Information:

J. Per Brodin, Executive Vice President and Chief Financial Officer

Phone: (954) 433-3900, Fax: (954) 442-3999 or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(In thousands)

SECOND FISCAL QUARTER

	Three Months Ended July 30, 2011	Three Months Ended July 31, 2010
Net sales	$358,547	$334,233
Cost of sales, occupancy and buying expenses	175,382	159,220

Gross profit	183,165	175,013

Other expenses:
Selling, general and administrative	130,209	121,747
Depreciation and amortization	16,352	15,856
Severance and transaction-related costs	426	212
Other (income) expense, net	(1,181)	3,582

	145,806	141,397

Operating income	37,359	33,616
Gain on early debt extinguishment	233	6,249
Impairment of equity investment	—	6,030
Interest expense, net	44,335	40,573

Loss before income tax expense	(6,743)	(6,738)
Income tax expense	3,400	1,607

Net loss	$(10,143)	$(8,345)

YEAR TO DATE

	Six Months Ended July 30, 2011	Six Months Ended July 31, 2010
Net sales	$704,993	$656,310
Cost of sales, occupancy and buying expenses	346,741	317,971

Gross profit	358,252	338,339

Other expenses:
Selling, general and administrative	256,931	239,766
Depreciation and amortization	33,406	32,222
Severance and transaction-related costs	769	314
Other expense, net	4,130	4,812

	295,236	277,114

Operating income	63,016	61,225
Gain on early debt extinguishment	482	10,736
Impairment of equity investment	—	6,030
Interest expense, net	90,570	83,336

Loss before income tax expense	(27,072)	(17,405)
Income tax expense	2,668	3,240

Net loss	$(29,740)	$(20,645)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	July 30, 2011	January 29, 2011
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents and restricted cash of $26,725 and $23,864, respectively	$211,127	$279,766
Inventories	147,665	136,148
Prepaid expenses	33,828	21,449
Other current assets	27,189	24,658

Total current assets	419,809	462,021

Property and equipment:
Furniture, fixtures and equipment	203,516	186,514
Leasehold improvements	271,986	248,030

	475,502	434,544
Less accumulated depreciation and amortization	(265,314)	(233,511)

	210,188	201,033

Leased property under capital lease:
Land and building	18,055	18,055
Less accumulated depreciation and amortization	(1,354)	(903)

	16,701	17,152

Goodwill	1,550,056	1,550,056
Intangible assets, net of accumulated amortization of $45,495 and $38,747, respectively	558,030	557,466
Deferred financing costs, net of accumulated amortization of $50,811 and $41,659, respectively	37,826	36,434
Other assets	45,907	42,287

	2,191,819	2,186,243

Total assets	$2,838,517	$2,866,449

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Short-term debt and current portion of long-term debt	$61,042	$76,154
Trade accounts payable	64,870	54,355
Income taxes payable	10,486	11,744
Accrued interest payable	32,282	16,783
Accrued expenses and other current liabilities	91,613	107,115

Total current liabilities	260,293	266,151

Long-term debt	2,425,589	2,236,842
Revolving credit facility	—	194,000
Obligation under capital lease	17,290	17,290
Deferred tax liability	121,112	121,776
Deferred rent expense	27,805	26,637
Unfavorable lease obligations and other long-term liabilities	27,236	30,268

	2,619,032	2,626,813

Commitments and contingencies

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	623,241	621,099
Accumulated other comprehensive income, net of tax	14,721	1,416
Accumulated deficit	(678,770)	(649,030)

	(40,808)	(26,515)

Total liabilities and stockholder’s deficit	$2,838,517	$2,866,449

Net income (loss) reconciliation to EBITDA and Adjusted EBITDA

EBITDA represents net income (loss) before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.

EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Some of the limitations of EBITDA and Adjusted EBITDA are:

•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect non-recurring expenses which qualify as extraordinary items such as one-time write-offs to inventory and reserve accruals.

While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in future filings we will make with the SEC.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(UNAUDITED)

(In Thousands)

	Three Months Ended July 30, 2011	Three Months Ended July 31, 2010	Six Months Ended July 30, 2011	Six Months Ended July 31, 2010
Net loss (a)	$(10,143)	$(8,345)	$(29,740)	$(20,645)
Income tax expense	3,400	1,607	2,668	3,240
Gain on early debt extinguishment	(233)	(6,249)	(482)	(10,736)
Interest expense	44,431	40,596	90,737	83,385
Interest income	(96)	(23)	(167)	(49)
Impairment	—	6,030	—	6,030
Depreciation and amortization	16,352	15,856	33,406	32,222

Reported EBITDA	53,711	49,472	96,422	93,447
– stock compensation, book to cash rent, intangible amortization (b)	2,078	2,517	3,537	4,680
– management fee, consulting, joint venture investment (c)	750	2,299	1,500	4,878
– other (d)	870	988	7,966	1,458

Adjusted EBITDA	$57,409	$55,276	$109,425	$104,463

a)	Fiscal 2011 includes a $(1.1) million gain and $2.2 million charge for the three and six months ended July 30, 2011, respectively, to remeasure the Euro loan at the period end foreign exchange rate.
b)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.
c)	Includes: the management fee paid to Apollo Management and Morgan Joseph Tri-Artisan Capital Partners, non-recurring consulting expenses and non-cash equity loss from our former 50:50 joint venture (effective September 2, 2010, the Company had no ownership in this joint venture).
d)	Includes: non-cash losses on property and equipment primarily associated with the sale of our North American distribution center/office building, remodels, relocations and closures; costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts and foreign currency denominated debt of our foreign entities into their functional currency; and severance and transaction related costs. A majority of the fiscal 2011 adjustment is foreign exchange related.